UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2023

Peakstone Realty Trust
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 10, 2023, Peakstone Realty Trust (the “Company”) entered into a Redemption Agreement (the “Agreement”) with SH Global Private Real Estate Trust No. 13(H) (the “Investor”) and Shinhan Asset Management Co., Ltd.

Pursuant to the Agreement, the Company redeemed from the Investor all 5,000,000 shares of “Series A Cumulative Perpetual Convertible Preferred Stock” (the “Series A Preferred Shares”) held by the Investor in exchange for a redemption payment of $125 million, plus accumulated and unpaid distributions of $2,375,868.06 (the “Redemption Payment”), in accordance with the Articles Supplementary filed by the Company on April 30, 2019 (the “Articles Supplementary”). The Investor agreed to waive the Redemption Fee (as defined in the Articles Supplementary) in the amount of $1.875 million and any other payments in connection with the Series A Preferred Shares. The Agreement also terminates the Series A Cumulative Perpetual Convertible Stock Purchase Agreement dated as of August 8, 2018, by and between the Company and the Investor (the “Purchase Agreement”), and provides that any rights and privileges afforded to the Investor under the Purchase Agreement are terminated and canceled and of no further force or effect, including the Investor’s right to purchase, and the Company’s obligation to sell, the Second Tranche (as defined in the Purchase Agreement), and no party to the Purchase Agreement has any further obligations thereunder.

The foregoing summary is qualified in its entirety by reference to the terms of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2023, the Compensation Committee of the Board of Trustees of the Company approved the Peakstone Realty Trust Second Amended and Restated Employee and Long-Term Incentive Plan (the “New Plan”). The New Plan (1) changes the name of the Griffin Realty Trust Amended and Restated Employee and Trustee Long-Term Incentive Plan (the “Prior Plan”), (2) expressly provides for the grant of profits interests (or “LTIP Units”) in PKST OP, L.P. and (3) makes conforming entity name changes throughout. Otherwise, the New Plan contains the same material terms as the Prior Plan (which Prior Plan is described in “Proposal No. 3—Approval of the Griffin Capital Essential Asset REIT, Inc. Amended And Restated Employee And Director Long-Term Incentive Plan” on pages 24 to 35 of the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 15, 2020). The foregoing summary is qualified in its entirety by the terms of the New Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Redemption Agreement dated April 10, 2023, by and among Peakstone Realty Trust, SH Global Private Real Estate Trust No. 13(H) and Shinhan Asset Management Co., Ltd.
10.2	Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peakstone Realty Trust

Date: April 11, 2023	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer